Exhibit 23.19

CONSENT OF TREC, INC.

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding (a) the technical report entitled “Technical Report, North Rolling Pin Property, Campbell County, Wyoming, U.S.A.” dated June 4, 2010, (b) the technical report entitled “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A.” dated December 9, 2008, and (c) the technical report entitled “Technical Report, Reno Creek Property, Campbell County, Wyoming, U.S.A.” dated October 13, 2010, contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182 and 333-194900), and any amendments thereto (the “S-8s”); and

(iv)	the use of our name in the 10-K, the S-3, and the S-8s.

TREC, INC.

/s/ Douglass H. Graves
Name: Douglass H. Graves
Title: President

Date: March 9, 2018